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                                                                   EXHIBIT 15.1


Board of Directors
Friedman Industries, Incorporated

         We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Friedman Industries, Incorporated pertaining to the 1996 Stock Option Plan, 1995 Non-Employee Director Stock Plan, as amended, and 1989 Incentive Stock Option Plan, as amended, of our report dated August 11, 1997 relating to the unaudited condensed consolidated interim financial statements of Friedman Industries, Incorporated that is included in its Form 10-Q for the quarter ended June 30, 1997.



                                                ERNST & YOUNG LLP


Houston, Texas
October 18, 1997